Exhibit 99.1

Lime Energy Co. Reports Results for

Three and Six Month Period Ended June 30, 2014

HUNTERSVILLE, NC, August 14, 2014—Lime Energy Co. (NASDAQ: LIME), a leader in designing and implementing demand-side energy efficiency programs for utilities, today announced its results for the three-month and six-month periods ended June 30, 2014. “Lime Energy’s ability to deliver cost effective energy efficient resources and improved customer satisfaction for its utility partners has been rewarded with substantial expansion of its existing programs as well as award of major new programs,” stated Adam Procell, Lime Energy President & CEO. “In the second quarter, we delivered on our objectives of gross margin improvement and Selling, general and administrative (“SG&A”) expense reduction. With these improvements in place, we are looking to pick up the pace to drive a profitable second half.”

Results for the three-month period ended June 30, 2014:

•                  Consolidated revenue from continuing operations increased $647 thousand, or 5.0% to $13.6 million.

•                  Gross profit increased $663 thousand, or 17.7%, to $4.4 million.  The gross profit margin improved from 29.0% to 32.5%.

•                  SG&A expense declined $750 thousand, or 13.8%, to $4.7 million.  SG&A expense for the second quarter includes $306 thousand of legal expenses related to the restatement, stockholder lawsuits and SEC investigation, compared to $287 thousand in the prior year period.  Excluding these unusual expenses, SG&A expense declined $771 thousand, or 15.0%.

•                  The loss from continuing operations declined $1.7 million, or 88.1%, to $229 thousand.

•                  The loss from discontinued operations declined $183 thousand, or 143.0%, to income of $55 thousand.

•                  The net loss declined $1.9 million, or 91.5%, to $174 thousand.

•                  The basic and diluted loss per share from continuing operations declined $0.34 to $0.19 from $0.53.  The loss per share from discontinued operations declined $0.05 to earnings per share of $0.01 from loss per share of $0.04.  The total net loss per share declined $0.39 to $0.18 from $0.57.  The expenses related to Lime Energy’s 2013 restatement, stockholder lawsuits and SEC investigation contributed $0.08 to the basic and diluted loss per share from continuing operations and the total net loss per share for the three-month periods ended June 30, 2014 and 2013.

•                  The adjusted EBITDA loss declined $1.2 million, or 99.5%, to $6 thousand from $1.2 million.  Excluding expenses related to the restatement, stockholder lawsuits and SEC investigation, the adjusted EBITDA loss declined $1.2 million, or 132.5% to earnings of $300 thousand from a loss of $924 thousand.*

*                 Please see the reconciliation of non-GAAP financial measures and Regulation G disclosure later in this press release.

Results for the six-month period ended June 30, 2014:

•                  Consolidated revenue from continuing operations increased $1.7 million, or 7.1%, to $25.9 million.

•                  Gross profit increased $1.8 million, or 27.7%, to $8.1 million.  The gross profit margin improved from 26.4% to 31.5%.

•                  SG&A expense declined $1.9 million, or 16.3%, to $9.6 million.  SG&A expense includes $595 thousand of legal expenses related to the restatement, stockholder lawsuits and SEC investigation, compared to $1.6 million in the prior year period.  Excluding these unusual expenses, SG&A declined $899 thousand, or 9.1%.

•                  The loss from continuing operations declined $4.2 million, or 75.0%, to $1.4 million.

•                  The loss from discontinued operations declined $3.2 million, or 101.6%, to income of $52 thousand.

•                  The net loss declined $7.4 million, or 84.7%, to $1.3 million.

•                  The basic and diluted loss per share from continuing operations declined $0.66 to $0.89 from $1.55.  The loss per share from discontinued operations declined $0.89 to earnings per share of $0.01 from loss per share of $0.88.  The total net loss per share declined $1.55 to $0.88 from $2.43.  The expenses related to Lime Energy’s 2013 restatement, stockholder lawsuits and SEC investigation contributed $0.16 and $0.44 to the basic and diluted loss per share from continuing operations and the total net loss per share for the six-month periods ended June 30, 2014 and 2013, respectively.

•                  The adjusted EBITDA loss declined $3.3 million, or 79.1%, to $872 thousand from $4.2 million.  Excluding expenses related to the restatement, stockholder lawsuits and SEC investigation, the adjusted EBITDA loss declined $2.3 million, or 89.4%, to $277 thousand from $2.6 million.*

*                 Please see the reconciliation of non-GAAP financial measures and Regulation G disclosure later in this press release.

Business Highlights:

•                  During the second quarter we transitioned to new finance and accounting leadership, including a new CFO and Controller. We are introducing improved communication, reporting and processes which align the finance and accounting group with the operations team.

•                  For the first time in Lime Energy’s history, the CEO, CFO, Controller and VP of Operations, have their offices in a single location. This significantly improves communication and our ability to make rapid progress on our initiatives.

•                  We have increased the regionalization of our operations teams, grouping multiple programs under a single management team, improving SG&A efficiency, standardization, and the utilization of our top management talent.

•                  We continued the development of a professional sales force structure and compensation plan, creating a career path which allows us to attract and retain great sales talent.

•                  We initiated a new data analytics for marketing and sales, including weekly sales reporting, which allows us to continuously gain knowledge on which efforts are most successful, and to track performance in real time.

•                  We were awarded significant expansions to existing programs, which we expect to create incremental revenue opportunities through 2019.

LIME ENERGY CO.

Condensed Consolidated Statement of Operations

(Unaudited, in thousands)

	Three Months Ended
	June 30,		Change
	2014	2013	$	%

Revenue	$13,590	$12,943	$647	5.0%
Cost of sales	9,176	9,192	(16)	-0.2%
Gross profit	4,414	3,751	663	17.7%

Selling, general and administrative expenses	4,666	5,416	(750)	-13.8%
Amortization of intangibles	—	4	(4)	-100.0%
Operating loss	(252)	(1,669)	1,417	-84.9%

Interest income (expense), net	23	(249)	272	-109.2%

Loss from continuing operations	(229)	(1,918)	1,689	-88.1%

Income (Loss) from operation of discontinued business	55	(128)	183	-143.0%

Net loss	$(174)	$(2,046)	$1,872	-91.5%

Preferred stock dividends	(486)	—	(486)	100.0%

Net loss available to common stockholders	$(660)	$(2,046)	$1,386	-67.7%

Basic and Diluted (loss) earnings Per Common Share From
Continuing operations	$(0.19)	$(0.53)	$0.34	-64.2%
Discontinued operations	0.01	(0.04)	0.05	-125.0%
Basic and Diluted Loss Per Common Share	$(0.18)	$(0.57)	0.39	-68.4%

Weighted Average Common Shares Outstanding	3,730	3,593

Adjusted EBITDA	$(6)	$(1,211)	$1,205	-99.5%

	Six Months Ended
	June 30,		Change
	2014	2013	$	%

Revenue	$25,871	$24,159	$1,712	7.1%
Cost of sales	17,727	17,782	(55)	-0.3%
Gross profit	8,144	6,377	1,767	27.7%

Selling, general and administrative expenses	9,576	11,444	(1,868)	-16.3%
Amortization of intangibles	—	10	(10)	-100.0%
Operating loss	(1,432)	(5,077)	3,645	-71.8%

Interest income (expense), net	39	(496)	535	-107.9%

Loss from continuing operations	(1,393)	(5,573)	4,180	-75.0%

Income (Loss) from operation of discontinued business	52	(3,176)	3,228	-101.6%

Net loss	$(1,341)	$(8,749)	$7,408	-84.7%

Preferred stock dividends	(1,953)	—	(1,953)	100.0%

Net loss available to common stockholders	$(3,294)	$(8,749)	$5,455	-62.3%

Basic and Diluted (loss) earnings Per Common Share From
Continuing operations	$(0.89)	$(1.55)	$0.66	-42.6%
Discontinued operations	0.01	(0.88)	0.89	-101.1%
Basic and Diluted Loss Per Common Share	$(0.88)	$(2.43)	1.55	-63.8%

Weighted Average Common Shares Outstanding	3,728	3,594

Adjusted EBITDA	$(872)	$(4,169)	$3,297	-79.1%

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

We report our financial results in accordance with generally accepted accounting principles (“GAAP”). However, we believe that certain non-GAAP financial measures that we use to manage the Company’s business fall within the meaning of Regulation G (Disclosure of Non-GAAP Financial Measures) by the Securities and Exchange Commission.  We have included these non-GAAP measures, including certain measures that exclude the cost of the restatement and the related, ongoing lawsuits, in this press release because we believe they may provide readers with additional meaningful comparisons to prior reported results.

A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measure is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Net loss	$(174)	$(2,046)	$(1,341)	$(8,749)

Interest (expense) income, net	(23)	249	(39)	496
Depreciation & amortization	181	264	369	532
Provision for income taxes	—	—	—	—
EBITDA	(16)	(1,533)	(1,011)	(7,721)

Share based compensation	65	194	191	376
(Income) Loss from operation of discontinued business	(55)	128	(52)	3,176

Adjusted EBITDA	$(6)	$(1,211)	$(872)	$(4,169)

Costs related to restatement activities and defense of stockholder lawsuits	306	287	595	1,565

Adjusted EBITDA excluding one-time restatement and legal costs	$300	$(924)	$(277)	$(2,604)

About Lime Energy Co.

Lime Energy is building a new energy future.  As a leading national provider of energy efficiency for utilities’ small business customers, Lime designs and implements direct install programs for its utility clients which have consistently exceeded program savings goals.  Its award-winning, integrated services programs provide utilities with reliable energy efficiency resources while delivering the highest levels of customer satisfaction.  This next generation approach is helping utilities across the country to go deeper and broader with the cheapest, cleanest and fastest energy resource that we have — energy efficiency.

Additional Information

A full analysis of the results for the three-month and six-month periods ended June 30, 2014, is available in the Company’s Form 10-Q, which will be made available on the Company’s website at www.lime-energy.com and on EDGAR.

Conference Call Information

The Company will hold a conference call with investors today, August 14, 2014, at 4:30 pm ET to discuss these results.

Investors can access the call by dialing toll free 1-866-202-3048 and entering passcode 63853535. International callers can dial 1-617-213-8843 and use the same passcode.

The live call or a recording can also be accessed through Lime Energy’s Investor Relations section of its website at http://www.lime-energy.com/investors/.

The webcast is also being distributed through the Thomson StreetEvents Network.  Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents.  Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.

Lime Energy Investor Relations

Colleen Brennan

(704) 892-4442

investorrelations@lime-energy.com

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements that reflect Lime Energy’s current expectations about its future results, performance, prospects and opportunities. Lime Energy has tried to identify these forward-looking statements by using words and phrases such as “may,” “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plan,” “should,” “typical,” “preliminary,” “hope,” or similar expressions. These forward-looking statements are based on information currently available to Lime Energy and are subject to a number of risks, uncertainties and other factors that could cause Lime Energy’s actual results, performance, prospects or opportunities in the remainder of 2014 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks and uncertainties are described in Lime Energy’s most recent Annual Report on Form 10-K or as may be described from time to time in Lime Energy’s subsequent SEC filings; such factors are incorporated herein by reference.